UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment No. 1”) to the Company’s Current Report on Form 8-K, filed on May 29, 2026 (the “Original Report”), to update the disclosures contained therein under Item 5.02, which are hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Original Report, on May 26, 2026 (the “Effective Date”), Amerant Bancorp Inc. (the “Company”) and its main subsidiary, Amerant Bank, N.A. (the “Bank”), appointed Adrian Rodriguez as Executive Vice President and Chief Operating Officer.

In connection with Mr. Rodriguez’s appointment as Chief Operating Officer, on June 12, 2026, the Compensation and Human Capital Committee of the Board of Directors approved the following compensation terms, effective as of the Effective Date: (i) Mr. Rodriguez will receive an annual base salary of $415,000; (ii) starting in fiscal year 2026, Mr. Rodriguez will be entitled to short-term variable compensation with a target of 60% of base salary, based on the attainment of Company and individual performance goals; (iii) Mr. Rodriguez will remain eligible for long-term incentive awards under the Company’s Equity Compensation Plan also at a target of 60% of base salary (no additional long-term incentive awards were approved for Mr. Rodriguez in connection with his appointment as Chief Operating Officer); and (iv) Mr. Rodriguez will be entitled to a monthly car stipend in the amount of $300, less applicable taxes and withholdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary